Exhibit 10.3
SECOND AMENDMENT
TO THE
TELEFLEX INCORPORATED DEFERRED COMPENSATION PLAN
Background Information
A.
Teleflex Incorporated (“Company”) previously adopted and maintains the Teleflex Incorporated Deferred Compensation Plan (“Plan”) for the benefit of the members of its Board of Directors and a select group of management or highly compensated employees of the Company and of its affiliated entities which participate in the Plan with the consent of the Company.

B.
The Company desires to amend the Plan, effective as of January 1, 2010, to clarify the election requirements applicable when a participant elects a fixed distribution date and the fixed distribution date occurs prior to the participant’s separation from service.

C.
Section 7.1 of the Plan authorizes the Financial Benefit Plans Committee to amend the Plan at any time and from time to time in accordance with the authority delegated to it by the Company’s Board of Directors or the Benefits Policy Committee.

Second Amendment to the Plan
The Plan is hereby amended as set forth below effective as of January 1, 2010.
1.	Section 5.1 of the Plan, “Time of Payment,” is hereby amended by adding a new paragraph to the end thereof to read as follows:
“If a Participant elects an Alternative Date for distribution of his Account balance and the Participant has not experienced a Separation from Service by the end of the Plan Year prior to the Plan Year in which the Alternative Date will occur, the Participant must elect another time of payment for any amounts credited to his Account for the Plan Year in which the Alternative Date occurs and subsequent Plan Years. The election must be made by the last day of the Plan Year preceding the Plan Year in which the Alternative Date will occur in accordance with the procedures established by the Administrative Committee. If a Participant does not elect a time of payment for any amounts credited to his Account for the Plan Year in which the Alternative Date occurs and subsequent Plan Years by the last day of the Plan Year preceding the Plan Year in which the Alternative Date will occur, the Participant is deemed to have elected to receive payment of any amounts credited to his Account for the Plan Year in which the Alternative Date occurs and subsequent Plan Years upon his Separation from Service.”

2.	Section 5.2 of the Plan, “Form of Payment,” is hereby amended by adding a new paragraph to the end thereof to read as follows:
“If a Participant elects an Alternative Date for distribution of his Account balance and the Participant has not experienced a Separation from Service by the end of the Plan Year prior to the Plan Year in which the Alternative Date will occur, the Participant must elect another form of payment for any amounts credited to his Account for the Plan Year in which the Alternative Date occurs and subsequent Plan Years. The election must be made by the last day of the Plan Year preceding the Plan Year in which the Alternative Date will occur in accordance with the procedures established by the Administrative Committee. If a Participant does not elect a form of payment for any amounts credited to his Account for the Plan Year in which the Alternative Date occurs and subsequent Plan Years by the last day of the Plan Year preceding the Plan Year in which the Alternative Date will occur, the Participant is deemed to have elected to receive payment of any amounts credited to his Account for the Plan Year in which the Alternative Date occurs and subsequent Plan Years in the form of a lump sum payment.”
3.	All other provisions of the Plan shall remain in full force and effect.

TELEFLEX INCORPORATED
By:	/s/ Douglas R. Carl

Date: December 30, 2010

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